Exhibit 15.1

August 8, 2006

Securities and Exchange Commission
450 Fifth Street
N.W. Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 26, 2006 on our review of interim financial information of Varian Medical Systems, Inc. as of June 30, 2006 and for the three-month and nine-month periods ended June 30, 2006 and July 1, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statement on Form S-8 (No. 333-75531) dated April 1, 1999, its Registration Statement on Form S-8 (No. 333-57006) dated March 14, 2001, its Registration Statement on Form S-8 (No. 333-57008) dated March 14, 2001, its Registration Statement on Form S-8 (No. 333-57010) dated March 14, 2001, its Registration Statement on Form S-8 (No. 333-57012) as amended on June 20, 2001, its Registration Statement on Form S-8 (No. 333-123778) dated April 1, 2005 and its Registration Statement on Form S-8 (No. 333-130001) dated November 30, 2005.

Yours very truly,

/s/ pricewaterhousecoopers llp